EXHIBIT 10.7

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), entered into and effective as of December 21, 2012, is by and between NEWSOURCE REINSURANCE COMPANY, LTD., a company organized under the laws of Bermuda (the “Company”), and the undersigned investor, by itself or through a direct or indirect subsidiary (collectively, “Investor”).

RECITALS

WHEREAS, Investor has agreed to make a capital contribution to the equity capital of the Company in the amount of Eighteen Million Dollars (US$18,000,000) (the “Capital Contribution”), in exchange for which the Company has agreed to issue to Investor a specified number of Preferred Shares, par value US$1.00 per share of the Company (the “Common Shares”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants, obligations and agreements contained herein, Investor and the Company, intending to be legally bound, hereby agree as follows:

1.             Purchase and Sale of Common Shares.  Subject to the terms and conditions set forth herein and in that certain Shareholders’ Agreement, to be entered into by Investor, Altisource Asset Management Corporation, a United States Virgin Islands corporation and the Company (as the same may be amended, supplemented and/or otherwise modified from time to time, and including any schedules or exhibits thereto, the “Shareholders’ Agreement”), Investor irrevocably agrees to make the Capital Contribution to the equity capital of the Company in immediately available funds via wire transfer to the account designated on Schedule A attached hereto.  In full and complete consideration for the Capital Contribution made by Investor, the Company agrees to issue to Investor 18,000,000 Preferred Shares.

2.             Execution of the Shareholders’ Agreement.  In connection with the consummation of the subscription made hereunder, Investor shall deliver to the Company an executed counterpart signature to the Shareholders’ Agreement, and in connection therewith, agrees to become a Shareholder (as such term is defined in the Shareholders’ Agreement) and to be bound by the provisions of the Shareholders’ Agreement to the extent applicable to Investor.

3.             Representations and Warranties of Investor.  In addition to any representations and warranties set forth in the Shareholders’ Agreement, Investor hereby represents and warrants to the Company, as of the date hereof, as follows:

(a)           Authorization.  Investor has all requisite power and authority to execute and deliver this Agreement and the Shareholders’ Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  This Agreement and the Shareholders’ Agreement have each been duly and validly executed and delivered by Investor.  This Agreement and the Shareholders’ Agreement each constitute a legal, valid and binding obligation of Investor enforceable against Investor in accordance with their respective terms.

(b)           No Consent. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by Investor for the execution, delivery or performance by Investor of this Agreement and the Shareholders’ Agreement other than approval of the Exchange Control Division of the Bermuda Monetary Authority.

(c)           No Conflict.  The execution and delivery of this Agreement and the Shareholders’ Agreement, and the consummation of the transactions contemplated hereby and thereby and the performance of Investor’s obligations hereunder and thereunder will not conflict with, or result in any violation of or default under any provision of any governing instrument applicable to Investor, or any agreement or other instrument to which Investor is a party or by which Investor or any of the properties of Investor are bound, or any law, permit, franchise, judgment, decree, statute, rule or regulation applicable to Investor or Investor’s business or properties.

(d)           Accredited Investor.  Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

(e)           Available Information.  Investor is familiar with the Company’s business, plans and financial condition.  Investor understands all of the terms of the purchase of the Common Shares and the risks associated with an investment in the Company.  Investor acknowledges that it has received all information that is essential to Investor in making an informed investment decision whether to purchase the Common Shares and that Investor is relying solely on its own examination of the Company, the Common Shares and the terms and conditions of this Agreement and the Shareholders’ Agreement, regardless of the information previously provided to Investor, prior to making any investment decision with respect to purchase of the Common Shares.  Investor has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Common Shares and has not relied on the Company or any of its officers, directors, managers, affiliates, agents or professional advisors for advice as to such consequences.  Investor acknowledges that any and all documents, whether oral or in writing, regarding the investment contemplated hereunder are superseded and are qualified in their entirety by the provisions of the Shareholders’ Agreement and this Agreement.

(f)            Restrictions. Investor understands that the offering and sale of the Common Shares is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder and any state “blue sky” or similar laws.  Investor further acknowledges that no filings have been made under the Act or any state “blue sky” or similar laws, and to the extent permitted by law, Investor waives any other filings or notifications.  In furtherance thereof, Investor represents and warrants to and agrees with the Company and its affiliates as follows: (i) Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring Common Shares and underlying securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise; (ii) Investor has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and (iii) Investor is an investor experienced in the purchase of securities that are offered pursuant to an exemption under the Act and understands that such securities are not liquid or marketable.  Investor has such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of purchasing the Common Shares and to make an informed decision to do so.

(g)           Investment Intent.  Investor is acquiring the Common Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Common Shares and underlying securities.  Further, Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Common Shares.  Investor understands that the Common Shares are a speculative investment which involve a high degree of risk of loss of the entire investment in the Company.

(h)           Transferability.  Investor recognizes that (i) the Common Shares will be subject to certain restrictions on transferability as described in the Shareholders’ Agreement, and (ii) the marketability of the Common Shares will be severely limited.  Investor agrees that it will not transfer, sell or otherwise dispose of the Common Shares in any manner that will violate the Shareholders’ Agreement, the Act or similar state or foreign securities laws or will subject the Company to regulation under the Investment Company Act, the rules and regulations of the Securities and Exchange Commission, or the applicable laws of Bermuda, or any other country, state or municipality having jurisdiction thereof.  In particular, Investor is aware that the Common Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Act (“Rule 144”) and may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of Rule 144 are met.  Investor also understands that the Company is under no obligation to register the Common Shares on behalf of Investor or otherwise assist Investor in complying with any exemption from registration under the Act.  Investor further understands that sales or transfers of the Common Shares are further restricted by state securities laws and the provisions of this Agreement which must be executed by Investor as a condition precedent to receiving securities of the Company.

(i)            Brokers.  Investor has not engaged any broker or other person or entity that is entitled to a commission, fee or other remuneration as a result of the execution, delivery or performance of this Agreement or the Shareholders’ Agreement.

(j)            Residence of Investor.  Investor hereby represents that the address of such Investor furnished by such Investor in Section 5(c) hereof is such Investor’s principal business address.

(k)           Reliance on Representation and Warranties.  Investor understands that the Common Shares are being offered and sold to Investor in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Common Shares.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor, as of the date hereof, as follows:

(a)           Organization and Good Standing. The Company is an exempted limited company, duly organized, validly existing and in good standing under the laws of Bermuda and has full company power and authority to carry on its business as it is now being conducted and to own, lease or operate its properties and assets.

(b)           Valid Issuance.  Upon receipt of the Capital Contribution, the Common Shares issued to Investor will be duly and validly authorized, will be duly and validly issued and fully paid, free and clear of any and all liens, claims or encumbrances, other than those set forth in the Shareholders’ Agreement or those imposed by Investor.  The issuance and sale of the Common Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.  The only rights of the Shareholders in respect of their respective Common Shares will be as set forth in the Shareholders’ Agreement.

(c)           Authorization; Enforceability.  The Company has full capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)           No Consent.  Except as may be required in connection with applicable securities laws, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by the Company for the execution, delivery or performance by the Company of this Agreement other than approval of the Exchange Control Division of the Bermuda Monetary Authority.

(e)           No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of the Company’s obligations hereunder will not conflict with, or result in any violation of or default under any provision of any governing instrument applicable to the Company, or any agreement or other instrument to which the Company is a party or by which the Company or any of the properties of Investor are bound, or any law, permit, franchise, judgment, decree, statute, rule or regulation applicable to the Company or its business or properties.

5.             Miscellaneous.

(a)           Entire Agreement.  This Agreement, together with the Shareholders’ Agreement, collectively, constitutes the entire agreement and understanding between and among the parties as to the subject matter hereof and thereof and supersedes any and all prior discussions, agreements or other communications or understandings, whether written or oral, of any and every nature between and among them.

(b)           Amendments.  This Agreement may be amended only by the mutual written agreement of the Company and Investor.

(c)           Notices.  Any notices, consents, waivers and/or other communications under this Agreement shall be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by fax (with written confirmation of receipt) or (iii) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, attention or fax number as a party may designate by notice to the other party given in accordance with this Section 5(c)):

If to Investor, to

ARNS, Inc.

c/o Altisource Asset Management Corporation

402 Strand St.

Frederiksted, United States Virgin Islands

00840-3531

Facsimile No.:  (770) 644-7420

Attention:  (340) 692-1046

If to the Company, to:

NewSource Reinsurance Company, Ltd.

Crawford House

50 Cedar Avenue

Hamilton, Bermuda HM 11

Facsimile No.:  (441) 295-6566

Attention:  Neil Horner

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177  Avenue of the Americas

New York, New York 10036

Facsimile No:  (212) 715-8000

Attention:  Russell Pinilis

(d)           Waiver.  No provision of this Agreement may be waived in any manner except by written agreement of the party entitled to the benefits of such provision.  In the event any provision hereof is waived, the balance of the provisions hereof shall nevertheless remain in full force and effect and shall in no way be waived, affected, impaired or otherwise invalidated.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, whether by contract, at law, in equity or otherwise.

(e)           Third Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Investor and its heirs, legal representatives, executors, administrators and permitted successors and assigns (as the case may be).  Investor shall not assign any of its obligations hereunder without the prior written consent of the Company.

(g)           Capitalized Terms.  All capitalized terms which are defined in the Shareholders’ Agreement shall have the same meanings in this Agreement as in the Shareholders’ Agreement, unless otherwise defined herein or unless the context otherwise requires.

(h)           Applicable Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of Bermuda, without regard to principles of conflict of laws.

(i)            Agreement in Counterparts.  This Agreement may be executed in more than one counterpart, each copy of which when so executed, then delivered or transmitted by facsimile or in pdf file by e-mail, shall be deemed to be an original, but all such counterparts shall, together, constitute one and the same instrument.

(j)            Headings.  The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

(k)           Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(l)            Expenses.  Each party shall be responsible for such party’s own expenses in connection with the negotiation, execution and delivery of this Agreement and the Shareholders’ Agreement and the consummation of the transactions contemplated hereunder and thereunder.

(m)          Waiver of Jury Trial. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

(n)           Specific Performance. The parties acknowledge that they will be irreparably damaged if the provisions of this Agreement are not specifically enforced.  Should any controversy arise concerning a breach of any provision of this Agreement, an order or injunction may be issued restraining the breach pending the determination of such controversy (without the posting of any bond and without proving that damages would be inadequate), and the resolution of the controversy shall be enforceable in a court of equity by a decree of specific performance.  Each party shall be permitted to enforce specifically the terms and provisions hereof in any court of Bermuda or any other court having jurisdiction, this being in addition to any other remedy to which such party may be entitled at law or in equity or otherwise.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the date first written above.

THE COMPANY

NEWSOURCE REINSURANCE COMPANY, LTD.

By:	/s/ Stephen H. Gray
	Name:	Stephen H. Gray
	Title:	Director

[Company Signature Page to Subscription Agreement - Residential]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

THE INVESTOR

ARNS, INC.

By:	/s/ Ashish Pandey
	Name:	Ashish Pandey
	Title:	Chief Executive Officer

[Investor Signature Page to Subscription Agreement - Residential]

Schedule A

Wire Instructions

Bank:

ABA No.:

Account Name:

Account No.:

Reference:

Attention: